Exhibit 4.160
EAST BRECCIA AMENDMENT AGREEMENT #2

This Amendment Agreement dated for reference the 10th day of February 2009

BETWEEN:

AMADOR GOLD CORP. of Suite 711 - 675 West Hastings Street, Vancouver, British Columbia  V6B 1N2

(referred to as "Amador")

OF THE FIRST PART

AND:

KEN FENWICK                                                               (as to 43%)
84 Velva Avenue
Thunder Bay, Ontario  P7A 6N5
Tel:  (807) 344-6568

GEORGE LUCIUK                                                         (as to 42%)
30 Carlbert Street
Sault Ste. Marie, Ontario  P6A 5S5
Tel:  (705) 949-5940

DANIEL SHELLY                                                            (as to 15%)
P.O. Box 112
Batchwana Bay, Ontario  P0S 1A0
Tel:  (705) 882-2592
(hereinafter referred to as the "Optionors")

OF THE SECOND PART

WHEREAS Amador and the Optionor entered into an option agreement dated for reference the 1st day of March 2006 and an amendment agreement dated the 19th day of October 2007 (collectively, the “East Breccia Agreement”) and the parties wish to amend terms of the East Breccia Agreement.

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

1.	Sections 3 and 4 to the East Breccia Agreement be deleted in their entirety and replaced with Sections 3 and 4 as written below:

“3.	TERMS OF THE OPTION

In order to maintain the Option in good standing and earn a 100% right, title and undivided interest in and to the Property, the Optionee, subject to paragraph 2, shall:

(a)	pay to the Optionor $12,000 within 10 days of receipt of regulatory approval (paid);

(b)	pay to the Optionor a further $25,000 on or before March 1, 2007 (paid);

(c)	pay to the Optionor a further $25,000 on or before March 1, 2008 (paid);

(d)	pay to the Optionor a further $15,000 on or before February 10, 2009 (paid);

(e)	pay to the Optionor a final $50,000 on or before March 1, 2010;

(f)	issue to the Optionor 50,000 common shares of the Optionee within 10 days of receipt of regulatory approval (issued);

(g)	issue to the Optionor a further 50,000 common shares of the Optionee on or before June 1, 2007 (issued); and

(h)	issue to the Optionor a further 50,000 common shares of the Optionee on or before June 1, 2008 (issued); and

(i)	issue to the Optionor a further 100,000 common shares of the Optionee on or before June 1, 2009 (the additional 50,000 shares subject to regulatory approval); and

(j)	issue to the Optionor a final 100,000 common shares of the Optionee on or before June 1, 2010.

4.           EXERCISE OF THE OPTION

If the Optionee has paid $127,000 and issued 350,000 common shares to the Optionor, the Optionee shall be deemed to have exercised the Option and will have acquired an undivided 100% right, title and interest in and to the Property, subject only to the Royalty Interest reserved to the Optionor.”

2.	Section 7 to the East Breccia Agreement be deleted in its entirety and replaced with Sections 7 as written below:

“7.           NOTICE OF DEFAULT AND TERMINATION BY OPTIONOR

If the Optionee should be in default in making any payments or performing any other of its obligations hereunder, the Optionors may give written notice to the Optionee specifying the default.  The Optionee shall not lose any rights granted under this Agreement so long as, within thirty (30) days after the giving of such notice of default by the Optionors, the Optionee shall cure the specified default.  If the Optionee fails to cure the default within the thirty (30) day period, this Agreement shall terminate.  Upon termination of this Agreement by the Optionors, the provisions of the paragraph in this Agreement entitled “Termination Prior to Acquisition of Interest” shall apply.”

3.	In all other respects the terms of the East Breccia Agreement remain as written.

4.	Time shall be of the essence of this Amendment Agreement.

5.
The parties hereto covenant and agree to execute and deliver all such further documents as may be required to carry out the full intent and meaning of this Amendment Agreement and to effect the transactions contemplated hereby.

6.	This Amendment Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario.

7.
This Amendment Agreement together with the East Breccia Agreement constitute the entire agreement between the parties and supersedes all previous understandings, communications, representations and agreements between the parties with respect to the subject matter of this Amendment Agreement.

8.	This Amendment Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above written.

The COMMON SEAL of                                                                  )
AMADOR GOLD CORP.                                                               )

was hereunto affixed in the presence of:                                          )
               )
/s/ Alan Campbell______________________                              )
Alan Campbell, Director                                                                    )

SIGNED, SEALED and DELIVERED by                                         )
KEN FENWICK in the presence of:                                               )
               )
/s/ Marilyn Fenwick                                  )
Name (printed & signed)                                                                   )
        )
84 Valva Ave., Thunder Bay, ON, P7A 6N5                                     )
Address                                                                          )         /s/ Ken Fenwick
               )         KEN FENWICK

SIGNED and DELIVERED by                                                           )
GEORGE LUCUIK in the presence of:                                         )
               )
               )
Name (printed & signed)                                                                   )
               )
               )
Address                                                                                                )         /s/ George Lucuik
               )         GEORGE LUCUIK

SIGNED and DELIVERED by                                                           )
DANIEL SHELLY in the presence of:                                            )
               )
               )
Name (printed & signed)                                                                   )
               )
               )
Address                                                                                                )         /s/ Daniel Shelly
               )         DANIEL SHELLY